UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 31, 2006

MEXORO MINERALS LTD.

(formerly SUNBURST ACQUISITIONS IV, INC.)

 (Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

609 Granville Street, Suite 880 Vancouver, B.C. Canada	V7Y 1G5
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  800-661-7830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On August 31, 2006, the Company entered into an Amended Consulting Agreement with G.M. Capital.  This agreement replaces the agreement signed with G.M. Capital in January 2006, which was filed as Exhibit 10.15 on the Current Report on form 8-K filed on February 7, 2006.  All of the terms of the new agreement are the same as the original agreement except for the following:

(1)

G.M. Capital represents that it does fall within United States jurisdiction in regard to this contract.

(2)

G.M. Capital is no longer required to provide services regarding the acquisition of a business because the Company does not plan to acquire a business in the near future.

(3)

G.M. Capital clarified that the investors, market makers, and other financial industry contacts which it will speak to in regard to the Company are non-United States persons.

(4)

The Company acquired the sole discretion to determine how many Warrants G.M. Capital can exercise in order to restrict G.M. Capital’s beneficial ownership at any time to no more than 4.99% of the issued and outstanding shares of the Company.

(5)

G.M. Capital will no longer be the liaison between the Company and its stockholders.

(6)

G.M. Capital will no longer advise the Company about potential market makers, broker-dealers, underwriters and investors.

(7)

The Warrants were revised to remove the liquidated damages provision related to the registration rights of the holders of the Warrants.

ITEM 9.01 Exhibits

The following exhibits are filed herewith:

10.15

Consulting Agreement with G.M. Capital Partners, Ltd. dated January 30, 2006 (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2006).

10.20

Amended Agreement with G.M. Capital Partners, Ltd. dated August 31, 2006 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By: /s/ Robert Knight

Robert Knight, President and Director

September 21, 2006